                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                  May 22, 2001
                      ------------------------------------


                        LORAL SPACE & COMMUNICATIONS LTD.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Islands of Bermuda                    1-14180                         13-3867424
--------------------------------------------------------------------------------
(State or other                    (Commission                     (IRS Employer
jurisdiction of                    File Number)                   Identification
incorporation)                                                            Number


   c/o Loral SpaceCom Corporation,
   600 Third Avenue, New York, New York                                    10016
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)


               Registrant's telephone number, including area code:
                                 (212) 697-1105
               ---------------------------------------------------

Item 5. Other Events.
        -------------

     On May 22, 2001, plaintiffs Philip Hage, Jr. and Ron Maggiaro filed a purported class action complaint against Loral Space & Communications Ltd. ("Loral") in the United States District Court for the Southern District of New York. The other defendants named in the complaint are Bernard Schwartz, Loral's Chairman and Chief Executive Officer, and Richard Townsend, Loral's Chief Financial Officer. The complaint alleges (a) that defendants violated Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder, by making material misstatements or failing to state material facts about Globalstar's business and prospects and (b) that Messrs. Schwartz and Townsend are secondarily liable for these alleged misstatements and omissions under Section 20(a) of the Exchange Act as alleged "controlling persons" of Loral. The class of plaintiffs on whose behalf this lawsuit has been asserted consists of all buyers of Loral common stock from November 4, 1999 through February 1, 2001, excluding the defendants and certain persons related or affiliated therewith. Loral believes that it has meritorious defenses to the above action and intends to pursue them vigorously.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        LORAL SPACE & COMMUNICATIONS LTD.
                                        ---------------------------------
                                        (Registrant)


Date: May 25, 2001                      By: /s/ Avi Katz
                                            ------------------------------
                                            Avi Katz
                                            Vice President, General
                                              Counsel and Secretary